Exhibit 8.1

August 1, 2016

GasLog Partners LP

Ladies and Gentlemen:

We have acted as United States counsel to GasLog Partners LP, a Marshall Islands limited partnership (the “Partnership”), in connection with the offering by the Partnership of its common units pursuant to a prospectus supplement dated August 1, 2016 (together with the related Base Prospectus (as defined herein), the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended. The Prospectus was filed as part of a Registration Statement on Form F-3 filed with the Commission on June 1, 2015 (Registration No. 333-204616, the “Registration Statement”) which Registration Statement includes a prospectus dated

June 8, 2015 (together with the documents incorporated therein by reference, the “Base Prospectus”).

For purposes of our opinion set forth below, we have reviewed and relied upon the Registration Statement, including the Prospectus, and such other documents, records and instruments as we have deemed necessary and appropriate. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as duplicate copies and the authenticity of the originals of such documents. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing. In addition, we have relied upon certain statements of factual matters made by the Partnership, which we have neither investigated nor verified. Any inaccuracy in any of the aforementioned documents or statements could adversely affect our opinion.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based upon and subject to the foregoing, although the discussion in the Prospectus, under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the matters discussed therein, we hereby confirm that the statements of law (including the qualifications thereto) under such headings represent our opinion of the material United States federal income tax consequences of the matters discussed therein as of the date hereof.

Our opinion does not relate to any factual or accounting matters, determinations or conclusions, and we have not expressed an opinion as to any matter not specifically described in the foregoing sentence. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the reference to our firm under the caption “Legal Matters” in the Prospectus. The giving of this consent does not constitute an admission that we are “experts” within the meaning of the Securities Act or included in the categories of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is rendered to you for the purpose of being included as an exhibit to the Prospectus.

Very truly yours,
/s/ Cravath, Swaine & Moore llp

GasLog Partners LP
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco